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                                                                    Exhibit 16.1



                  [LOGO]
         BATEMAN & CO., INC., P.C.
        Certified Public Accountants

                                                           5 Briardale Court
                                                       Houston, Texas 77027-2904
                                                             (713) 552-9800
                                                           FAX (713) 552-9700
                                                        www.batemanhouston.com



July 24, 2001


BY FAX (202.942.9656) AND REGULAR MAIL:

SEC - Office of the Chief Accountant
Attn:    SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC 20549

Ladies/Gentlemen:

We were previously principal accountants for Security Biometrics, Inc. and we issued our report dated February 22, 2001 on the consolidated financial statements of [Biometrics Security, Inc., the "accounting acquirer of Security Biometrics, Inc., and doing business as] Security Biometrics, Inc. as of September 30, 2000 and for the period from inception through September 30, 2000. We also issued our report on the financial statements of Security Biometrics, Inc. (formerly Great Bear Investments, Inc.) as of June 30, 2000 and 1999, and for the periods then ended. We have read the Amended Form 8-K dated July 20, 2001, and we concur with the information shown therein. We had no disagreements with Security Biometrics, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the periods ending June 30, 1999, June 30, 2000 and September 30, 2000, nor from that date to the date of our dismissal.

                                                    Very truly yours,

                                                    /s/ Bateman & Co., Inc. P.C.

                                                    Bateman & Co., Inc. P.C.




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